                                                                    EXHIBIT 10.4


                    SUBSIDIARY GUARANTEE AGREEMENT dated as of July 8, 1998,
               among each of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of CENTURY MAINTENANCE SUPPLY, INC., a Delaware corporation (the "Borrower"), and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

     Reference is made to the Credit Agreement dated as of July 8, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Citicorp USA, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and issuing bank (in such capacity, the "Issuing Bank"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parities to the Secured Parties under the Credit Agreement and the other Credit Documents and (b) unless otherwise agreed upon in writing by the applicable Lender party thereto, all monetary obligations of the Borrower under each Interest Rate Agreement entered into with a counterparty that was a Lender (or an Affiliate thereof) at the time such Interest Rate Agreement was entered into (all the monetary obligations referred to in the preceding clauses (a) through (b) being collectively called the "Obligations"). Each

Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this clause, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

      SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Credit Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Credit Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

      SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties, to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligers.

      SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

      SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Credit Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

      SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

      SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Credit Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

      SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

      SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

      SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations (other than inchoate indemnification and expense reimbursement obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

      SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.04 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

      SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by clause (b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

      SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower.

      SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Credit Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments and the L/C Commitment have not been terminated.

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

      SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Documents against any Guarantor or its properties in the courts of any jurisdiction.

     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

     SECTION 20. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each Restricted Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Restricted Subsidiary. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

      SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Credit Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

      SECTION 22. Certain Other Rights. (a) The Guarantor authorizes the Collateral Agent, without notice or demand and without affecting its liability hereunder, from time to time, either before or after revocation hereof, to (i) renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (ii) receive and hold security for the payment of the Obligations, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (iii) apply such security and direct the order or manner of sale thereof as the Collateral Agent in its discretion may determine; and (iv) release or substitute any one or more of the endorsers or guarantors.

     (b) The Guarantor waives any right to require the Collateral Agent to (i) proceed against the Borrower; (ii) proceed against or exhaust any security held from the Borrower; or (iii) pursue any other remedy in the Collateral Agent's power whatsoever. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor's obligations exceed or are more burdensome than those of the Borrower. Until the indebtedness shall have been paid in full, even though the indebtedness is in excess of the Guarantor's liability hereunder, the Guarantor will not pursue any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guarantee Agreement, and until such payment in full, the Guarantor will not pursue any right to enforce any remedy which the Collateral Agent and the Lenders now have or may hereafter have against the Borrower and will not pursue any benefit of, and any right to participate in, any security now or hereafter held by the Collateral Agent. The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guarantee Agreement and of the existence, creation, or incurring of new or additional indebtedness.

     (c) (i) The Guarantor understands and acknowledges that if the Collateral Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations, that foreclosure could impair or destroy any ability that the Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right the Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantor under this Guarantee Agreement. The Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the

Guarantor's rights, if any, may entitle the Guarantor to assert a defense to this Guarantee Agreement based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968).
                            ---------------------
By executing this Guarantee Agreement, the Guarantor freely, irrevocably, and unconditionally: (A) waives and relinquishes that defense and agree that the Guarantors will be fully liable under this Guarantee Agreement even though the Collateral Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (B) agrees that the Guarantor will not assert that defense in any action or proceeding which the Collateral Agent may commence to enforce this Guarantee Agreement; (C) acknowledges and agrees that the rights and defenses waived by the Guarantor in this Guarantee Agreement include any right or defense that the Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Civil Code; and (iv) acknowledges and agrees that the Collateral Agent and the Lenders are relying on this waiver in creating the indebtedness, and that this waiver is a material part of the consideration which the Collateral Agent and the Lenders are receiving for creating the indebtedness.

          (ii) The Guarantor waives any rights and defenses that are or may become available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

          (iii) The Guarantor waive all rights and defenses that the Guarantor may have because any of the indebtedness is secured by real property. This means, among other things: (A) the Collateral Agent may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (B) if the Collateral Agent forecloses on any real property collateral pledged by the Borrower: (x) the amount of the indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and
(y) the Collateral Agent may collect from the Guarantor even if the Collateral Agent, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because any of the indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

          (iv) The Guarantor waives any right or defense they may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

          (v) No provision or waiver in this Guarantee Agreement shall be construed as limiting the generality of any other waiver contained in this Guarantee Agreement.

     (d) The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrower such information concerning the Borrower's financial conditions or business operations as the Guarantor may require, and that the Collateral Agent has no duty at any time to disclose to the Guarantor any information relating to the business operations or financial conditions of the Borrower.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   EACH OF THE SUBSIDIARIES
                                   LISTED ON SCHEDULE I HERETO,

                                    by
                                       /s/ Richard E. Penick
                                      -----------------------------
                                       Name: Richard E. Penick
                                       Title: Authorized Officer


                                   CITICORP USA, INC., as Collateral Agent,

                                    by
                                       /s/ J. Gregory Davis
                                      --------------------------------
                                       Name: J. Gregory Davis
                                       Title: Attorney-in-Fact